Exhibit 10.1

DATED     15 August 2017

LAXTON PROPERTIES LIMITED

as Landlord

 LEARNING TREE INTERNATIONAL LIMITED

as Tenant

I2 OFFICE LIMITED

as Assignee

 LEARNING TREE INTERNATIONAL INC

as Tenant’s Guarantor

O.C.S. GROUP LIMITED

as Assignee’s Guarantor

LICENCE TO ASSIGN

in respect of leases of the First and Second floors of

Euston House, 24 Eversholt Street, London NW1

Berwin Leighton Paisner LLP

Adelaide House London Bridge London EC4R 9HA

Tel: +44 (0)20 3400 1000 Fax: +44 (0)20 3400 1111

Contents

Clause	Name	Page

1	Definitions and interpretation	1
2	Grant of the Licence	2
3	Covenants by the Assignee	2
4	Covenants by the Assignee’s Guarantor	2
5	Authorised Guarantee Agreement	4
6	Covenants by the Tenant’s Guarantor	6
7	Completion of the Assignment	7
8	Consent of the Tenant’s Guarantor	8
9	Registered leases	8
10	Address for delivery of rent demands	8
11	Confidentiality	8
12	Governing Law	8

Schedule	Name	Page

1	Deed of Variation	9

2	Rent Deposit Deed	10

Execution Page		11

DATED     15 August 2017

PARTIES

(1)

LAXTON PROPERTIES LIMITED (a company incorporated and registered under the laws of the British Virgin Islands with registered number 1632190) whose registered office is at PO Box 3174, Road Town, British Virgin islands (the “Landlord”)

(2)	LEARNING TREE INTERNATIONAL LIMITED (company no 01392643) whose registered office is at Leatherhead House, Station Road, Leatherhead, Surrey KT22 7FG (the “Tenant”)

(3)	I2 OFFICE LIMITED (company no 05374141) whose registered office is at 4 Tilgate Forest Business Park, Brighton Road, Crawley RH11 9BP (the “Assignee”)

(4)

LEARNING TREE INTERNATIONAL INC (a company incorporated and registered under the laws of the State of Delaware) whose registered office is at 1805 Library Street, Reston, Virginia, 20190, USA (the “Tenant’s Guarantor”)

(5)	O.C.S. GROUP LIMITED (company no 01298292) whose registered office is at 4 Tilgate Forest Business Park, Brighton Road, Crawley, West Sussex RH11 9BP (the “Assignee’s Guarantor”)

OPERATIVE PROVISIONS

1	Definitions and interpretation

1.1	In this Licence:

“Assignment” means the assignment of the Leases to the Assignee as permitted by this Licence.

“Costs” includes all liabilities, claims, demands, proceedings, damages, losses and properly incurred costs and expenses.

“First Floor Lease” means a lease dated 14 November 2012 made between Laxton Properties Limited (1) and Learning Tree International Limited (2) for a term of 10 years from 14 November 2012 in respect of the first floor of Euston House, 24 Eversholt Street, London, NW1 registered at the Land Registry with title number NGL930302 and includes any documents supplemental to or entered into pursuant to it.

“Second Floor Lease” means a lease dated 14 November 2012 made between Laxton Properties Limited (1) and Learning Tree International Limited (2) for a term of 10 years from 14 November 2012 in respect of the second floor of Euston House, 24 Eversholt Street, London, NW1 registered at the Land Registry with title number NGL930303 and includes any documents supplemental to or entered into pursuant to it.

“Lease” means the First Floor Lease or the Second Floor Lease as the context so permits and “Leases” means both of them.

“Premises” has the meaning given to that term in the relevant Lease, as the context so requires.

“Term” means the remainder of the term of years granted by the relevant Lease. “1995 Act” means the Landlord and Tenant (Covenants) Act 1995.

1.2	Any obligation on a party to this Licence to do any act includes an obligation to procure that it is done.

1.3	Where a party is placed under a restriction in this Licence, the restriction includes the obligation on that party not to permit the infringement of the restriction by any person.

1.4

When at any time the Assignee or the Tenant’s or Assignee’s Guarantor are two or more persons, obligations in this Licence expressed or implied to be made with or by the Assignee or the Tenant’s or Assignee’s Guarantor are to be treated as made with or by such individuals jointly and severally.

1.5	References in this Licence to the Landlord are to the person or company in whom the immediate reversion to the Leases is for the time being vested.

1.6

References in this Licence to any statutes or statutory instruments include any statute or statutory instrument amending, consolidating or replacing them respectively from time to time in force and references to a statute include statutory instruments and regulations made under it.

1.7	It is hereby agreed and acknowledged that in the event of the Leases being renewed the Landlord shall not have a right to call for the Assignee’s Guarantor to be a party to any such new leases.

2	Grant of the Licence

The Landlord grants licence to the Tenant to assign the Leases to the Assignee.

3	Covenants by the Assignee

The Assignee covenants with the Landlord as from the date of the Deed effecting the Assignment throughout the remainder of the Term or until released under the 1995 Act:

(a)	to pay the rents reserved by, and comply with the tenant’s covenants and the conditions contained in the Leases; and

(b)

to pay to the Landlord any arrears of rent or other sums which fall due for payment under the terms of the Leases after the date of the Assignment but which are incurred in respect of a period before that date and the Tenant hereby indemnifies the Assignee for any such sums paid to the Landlord pursuant to this Clause 3(b) relating to the period prior to the Assignment.

4	Covenants by the Assignee’s Guarantor

4.1

The Assignee’s Guarantor covenants with the Landlord as primary obligor that as from the date of the Deed effecting the Assignment throughout the remainder of the Term or until the Assignee is released under the 1995 Act:

(a)	the Assignee will comply with its covenants contained in Clause 3 (Covenants by the Assignee ); and

(b)	it is to indemnify the Landlord within 7 days of demand against all Costs arising from any default of the Assignee in complying with its covenants contained in Clause 3 (Covenants by the Assignee ).

4.2

The Assignee’s Guarantor also covenants with the Landlord as primary obligor that the Assignee will observe and perform its obligations under any authorised guarantee agreement to be entered into by the Assignee under the terms of the Leases, and shall pay and make good to the Landlord within 7 days of demand any proper losses, damages, costs and expenses suffered or incurred by the Landlord if the Assignee fails to do so.

4.3	The liability of the Assignee’s Guarantor will not be affected by:

(a)	forbearance, the granting of time or other indulgence of the Landlord in relation to the Assignee and in connection with the Leases;

(b)	a variation of the terms of the Leases, made with the consent of the Assignee’s Guarantor, (but subject to section 18 of the Landlord and Tenant (Covenants) Act 1995);

(c)	any invalidity of any of the rights against the Assignee or any unenforceability of any of them against the Assignee;

(d)	the Assignee being dissolved or being struck off the register of companies or otherwise ceasing to exist;

(e)	without prejudice to clause 4.4, the disclaimer of the Assignee’s liability under the Leases or the termination of the Leases by re-entry;

(f)

the surrender of part of the Premises, in which event the liability of the Assignee’s Guarantor under this guarantee will continue in respect of that part of the Premises not surrendered (after making any necessary apportionment under section 140 of the Law of Property Act 1925);

(g)

the existence of or dealing with, exercising, varying, exchanging or failing to perfect or enforce any rights against the Assignee or of any other rights or security which the Landlord may have or acquire against the Assignee or any other person who is liable in respect of its obligations under the Leases; and/or

(h)	any other act or omission save a written release by Licence of the Assignee’s Guarantor by the Landlord.

4.4	If, before release of the Assignee under the 1995 Act:

(a)	either Lease is disclaimed; or

(b)	the Assignee (being a corporation) is dissolved or ceases to exist; or

(c)	either Lease is properly terminated by re-entry,

(“a relevant event”)

then if the Landlord so requires in writing of the Assignee’s Guarantor within three months of the Landlord receiving notice of the relevant event (in the case of a relevant event as referred to in Clause 4.4(a) or Clause 4.4(b) or within three months of the relevant event occurring (in the case of a relevant event as referred to in Clause 4.4(c)) the Assignee’s Guarantor is to:

(a)	enter into a new lease of the Premises on the terms set out in Clause 4.5; and

(b)	pay its own costs of the new lease.

4.5	The new lease referred to in Clause 4.4(a) is to take effect from the date of the relevant event and is to be on the following terms:

(a)	for a term equal to what would have been the remainder of the Term had the relevant event not occurred;

(b)

at the rent reserved by the Lease on the date of the relevant event (but so that any outstanding matters relating to rent review are to be determined by the Landlord and the Assignee’s Guarantor) and subject to review on the same terms and dates as provided by the Leases; and

(c)	otherwise subject to the same covenants and conditions applicable to the tenancy immediately before the date of the relevant event.

4.6	The provisions of Clause 4.7 are to apply unless the Landlord has no subsisting claim against the Assignee for breach of any covenant or obligation by the Assignee.

4.7	The Assignee’s Guarantor may not:

(a)

seek to recover from the Assignee, or any third party whether directly or by way of set-off, lien, counterclaim or otherwise or accept any money or other property or security, or exercise any rights in respect of any sum which may be or become due to the Assignee Guarantor on account of the failure by the Assignee to observe and perform the obligations and covenants of the Assignee;

(b)

(in competition with the Landlord) claim, prove or accept any payment in a winding-up, liquidation, bankruptcy, composition with creditors or other form of arrangement on the insolvency of the Assignee, for money owing to the Assignee’s Guarantor by the Assignee; nor

(c)

exercise any right or remedy in respect of any amount paid by the Assignee’s Guarantor or any liability incurred by the Assignee’s Guarantor in observing, performing or discharging the obligations and covenants of the Assignee.

4.8

The Assignee’s Guarantor is not to be entitled to participate in any security held by the Landlord in respect of the Assignee’s obligations or to stand in the Landlord’s place in respect of that security.

5	Authorised Guarantee Agreement

5.1	The Tenant covenants with the Landlord as primary obligor that as from the date of the Deed effecting the Assignment until the Assignee is released under the 1995 Act:

(a)	the Assignee will comply with its covenants contained in Clause 3 (Covenants by the Assignee ); and

(b)	it is to indemnify the Landlord on demand against all Costs arising from any default of the Assignee in complying with its covenants contained in Clause 3 (Covenants by the Assignee ).

5.2	The liability of the Tenant is not to be affected by:

(a)	forbearance, the granting of time or other indulgence of the Landlord against the Assignee in connection with the relevant Lease;

(b)	a variation of the terms of the relevant Lease, made with the consent of the Tenant, (but subject to section 18 of the Landlord and Tenant (Covenants) Act 1995);

(c)	any invalidity of any of the rights against the Assignee or any unenforceability of any of them against the Assignee;

(d)	the Assignee being dissolved or being struck off the register of companies or otherwise ceasing to exist;

(e)	without prejudice to clause 5.3, the disclaimer of the Assignee’s liability under the relevant Lease;

(f)

the surrender of part of the Premises, in which event the liability of the Tenant under this guarantee will continue in respect of that part of the Premises not surrendered (after making any necessary apportionment under section 140 of the Law of Property Act 1925);

(g)

the existence of or dealing with, exercising, varying, exchanging or failing to perfect or enforce any rights against the Assignee or of any other rights or security which the Landlord may have or acquire against the Assignee or any other person who is liable in respect of its obligations under the relevant Lease; and/or

(h)	any other act or omission save a written release by deed of the Tenant by the Landlord.

5.3

If before the release of the Assignee under the 1995 Act either Lease is properly terminated by disclaimer (“a relevant event”) then if the Landlord so requires in writing of the Tenant within three months after the date of the relevant event the Tenant is to:

(a)	enter into a new lease of the relevant Premises on the terms set out in Clause 5.4 below; and

(b)	pay its own costs of the new lease.

5.4	The new lease referred to in Clause 5.3(a) is to take effect from the date of the relevant event and is to be on the following terms:

(a)

for a term commencing on the date of termination of the relevant Lease and equal to what would have been the remainder of the Term which would have remained unexpired had the relevant event not occurred;

(b)

at the rent reserved by the relevant Lease on the date of the relevant event (but so that any outstanding matters relating to rent review will be determined by the Landlord and the Tenant) and subject to review on the same terms and dates as provided by the relevant Lease; and

(c)	otherwise subject to the same covenants and conditions applicable to the tenancy immediately before the date of the relevant event.

5.5	The provisions of Clause 5.6 are to apply unless the Landlord has no subsisting claim against the Assignee for breach of any covenant or obligation under the relevant Lease by the Assignee.

5.6	The Tenant may not:

(a)

seek to recover from the Assignee, or any third party whether directly or by way of set-off, lien, counterclaim or otherwise or accept any money or other property or security, or exercise any rights in respect of any sum which may be or become due to the Tenant on account of the failure by the Assignee to observe and perform the tenant covenants in the relevant Lease;

(b)

(in competition with the Landlord) claim, prove or accept any payment in a winding-up, liquidation, bankruptcy, composition with creditors or other form of arrangement on the insolvency of the Assignee, for money owing to the Tenant by the Assignee; nor

(c)

exercise any right or remedy in respect of any amount paid by the Tenant under the relevant Lease or any liability incurred by the Tenant in observing, performing or discharging the obligations and covenants of the Assignee.

5.7	The Tenant is not to be entitled to participate in any security held by the Landlord in respect of the Assignee’s obligations or to stand in the Landlord’s place in respect of that security.

6	Covenants by the Tenant’s Guarantor

6.1	The Tenant’s Guarantor covenants with the Landlord as primary obligor that as from the date of the deed effecting the Assignment:

(a)	the Tenant will comply with its covenants contained in Clause 5 (Authorised Guarantee Agreement );

(b)	it is to indemnify the Landlord on demand against all Costs arising from any default of the Tenant in complying with its covenants contained in Clause 5 (Authorised Guarantee Agreement ); and

(c)

it is to enter into any new lease required under Clause 5.3(a) to guarantee the tenant’s covenants contained in the new lease the guarantee to be in the terms set out in this Clause 6 (Covenants by the Tenant’s Guarantor ) subject to amendments as the Landlord may require.

6.2	The liability of the Tenant’s Guarantor is not to be affected by:

(a)	forbearance, the granting of time or other indulgence of the Landlord against the Tenant or the Assignee in connection with the relevant Lease;

(b)	a variation of the terms of the relevant Lease, whether or not made with the consent of the Tenant’s Guarantor, (but subject to section 18 of the Landlord and Tenant (Covenants) Act 1995);

(c)	any invalidity of any of the rights against the Assignee or the Tenant or any unenforceability of any of them against the Assignee or the Tenant;

(d)	the Assignee or the Tenant being dissolved or being struck off the register of companies or otherwise ceasing to exist;

(e)	without prejudice to Clause 6.1(c), the disclaimer of the Assignee’s liability under the relevant Lease;

(f)

the surrender of part of the Premises, in which event the liability of the Tenant’s Guarantor under this guarantee will continue in respect of that part of the Premises not surrendered (after making any necessary apportionment under section 140 of the Law of Property Act 1925);

(g)

the existence of or dealing with, exercising, varying, exchanging or failing to perfect or enforce any rights against the Assignee or the Tenant or of any other rights or security which the Landlord may have or acquire against the Assignee or the Tenant or any other person who is liable in respect of their respective obligations under the relevant Lease; and/or

(h)	any other act or omission save a written release by deed of the Tenant’s Guarantor by the Landlord.

6.3	The provisions of Clause 6.4 are to apply unless the Landlord has no subsisting claim against the Tenant for breach of any covenant or obligation by the Tenant.

6.4	The Tenant’s Guarantor may not:

(a)

seek to recover from the Tenant, or any third party whether directly or by way of set-off, lien, counterclaim or otherwise or accept any money or other property or security, or exercise any rights in respect of any sum which may be or become due to the Guarantor on account of the failure by the Tenant to observe and perform the obligations and covenants of the Tenant;

(b)

(in competition with the Landlord) claim, prove or accept any payment in a winding-up, liquidation, bankruptcy, composition with creditors or other form of arrangement on the insolvency of the Tenant, for money owing to the Tenant’s Guarantor by the Tenant; nor

(c)

exercise any right or remedy in respect of any amount paid by the Tenant’s Guarantor or any liability incurred by the Tenant’s Guarantor in observing, performing or discharging the obligations and covenants of the Tenant.

6.5	The Tenant’s Guarantor is not to be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations or to stand in the Landlord’s place in respect of that security.

7	Completion of the Assignment

7.1

The validity period of this Licence is until 31 December 2017 and unless acted upon and also registered with the Landlord within this period (irrespective of the provisions of the Leases (if any) relating to registration) this Licence may be revoked at the Landlord’s sole discretion.

7.2

The revocation of this Licence is not to limit any accrued right of action which the Landlord has in respect of any breach by the Tenant or the Assignee of their obligations under this Licence before the revocation.

7.3

Immediately following completion of the Assignment, the Landlord and the Assignee hereby covenant to enter into the deed of variation annexed to this Licence at Schedule 1 (Deed of Variation ) and the rent deposit deed annexed to this Licence at Schedule 2 (Rent Deposit Deed ).

8	Consent of the Tenant’s Guarantor

The Tenant’s Guarantor consents to the terms and conditions contained in this Licence and confirms that its covenant contained in the Leases continues in full effect and subject to section 18 of the 1995 Act extends to the covenants terms and conditions of this Licence.

9	Registered leases

If the Leases are registered at Land Registry the Assignee is to:

(a)	apply to the Land Registry to have itself registered as proprietor of the Leases as soon as reasonably possible; and

(b)	give to the Landlord, within Thirty days of registration, official copy entries of the registered title showing that it is the registered proprietor of the Leases.

10	Address for delivery of rent demands

Rent demands following the date of the Assignment are to be delivered to the Assignee marked for the attention of Accounts Payable at Luminous House, 300 South Row, Milton Keynes MK9 2FR.

11	Confidentiality

11.1	The Parties agree that the terms of this Licence shall remain confidential.

11.2	Notwithstanding the foregoing provision of this Clause 11 (Confidentiality ), the Parties may agree a press release, the content of which shall be agreed between the Parties prior to circulation.

12	Governing Law

12.1

This Licence and any non-contractual obligations arising in connection with it (and, unless provided otherwise, any document entered into in connection with it) are governed by and construed in accordance with English law.

12.2

The English courts have exclusive jurisdiction to determine any dispute arising in connection with this Licence (and, unless provided otherwise, any document entered into in connection with it), including disputes relating to any non-contractual obligations.

Delivered as a deed on the date of this document.

Schedule 1

Deed of Variation

DATED                     2017

LAXTON PROPERTIES LIMITED

as Landlord

i2 OFFICE LIMITED

as Tenant

O.C.S GROUP LIMITED

as Guarantor

DEED OF VARIATION

in respect of leases of the First and Second floors of

Euston house, 24 Eversholt Street, London NW1

Berwin Leighton Paisner LLP

Adelaide House London Bridge London EC4R 9HA

Tel: +44 (0)20 3400 1000 Fax: +44 (0)20 3400 1111

Contents

Clause	Name	Page

1	Definitions and interpretation	1
2	Variation	2
3	Continuing application of the Leases	2
4	Implied rights of enforcement by third parties excluded	2
5	Registration at Land Registry	2

Schedule	Name	Page

	Schedule	9

Execution Page		11

DATED

PARTIES

(1)

LAXTON PROPERTIES LIMITED (a company incorporated and registered under the laws of the British Virgin Islands with registered number 1632190) whose registered office is at PO Box 3174, Road Town, British Virgin islands (the “Landlord”)

(2)	i2 OFFICE LIMITED (company no 05374141) whose registered office is at 4 Tilgate Forest Business Park, Brighton Road, Crawley RH11 9BP (the “Tenant”)

(3)	O.C.S GROUP LIMITED (company no 01298292) whose registered office is at 4 Tilgate Forest Business Park, Brighton Road, Crawley RH11 9BP (the “Guarantor”)

OPERATIVE PROVISIONS

1	Definitions and interpretation

1.1	In this Deed:

“First Floor Lease” means a lease dated 14 November 2012 made between Laxton Properties Limited (1) Learning Tree International Limited (2) and Learning Tree International Inc (3) for a term of 10 years from 14 November 2012 in respect of the first floor of Euston House, 24 Eversholt Street, London, NW1 registered at the Land Registry with title number NGL930302 and includes any documents supplemental to or entered into pursuant to it.

“Second Floor Lease” means a lease dated 14 November 2012 made between Laxton Properties Limited (1) Learning Tree International Limited (2) and Learning Tree International Inc (3) for a term of 10 years from 14 November 2012 in respect of the second floor of Euston House, 24 Eversholt Street, London, NW1 registered at the Land Registry with title number NGL930303 and includes any documents supplemental to or entered into pursuant to it.

“Lease” means the First Floor Lease or the Second Floor Lease as the context so permits and “Leases” means both of them.

“Premises” has the meaning given to that term in the relevant Lease, as the context so requires.

“1995 Act” means The Landlord and Tenant (Covenants) Act 1995.

1.2	References in this Deed to the Landlord are to the person or company in whom the immediate reversion to the Leases is for the time being vested.

1.3	References in this Deed to the Tenant includes references to the successors in title of the Tenant in whom the Leases may for the time being be vested.

1.4

References in this Deed to any statutes or statutory instruments include any statute or statutory instrument amending, consolidating or replacing them respectively from time to time in force and references to a statute include statutory instruments and regulations made under it.

1

1.5	Except to the extent that they are inconsistent with the definitions and interpretations in this Clause the definitions and interpretations in clause 1.1 of the Leases are to apply to this Deed.

2	Variation

2.1	The Leases shall be varied from and including the date of completion of this Deed in the manner provided in the Schedule.

2.2

To give effect to the variation referred to in Clause 2.1 the Tenant hereby covenants with the Landlord in the manner set out in the Schedule and the parties agree that the proviso for re-entry contained in the Leases shall extend to the breach, non-observance or non-performance of such new covenants.

3	Continuing application of the Leases

Except as varied by this Deed the Leases are to continue in full force and effect in all respects.

4	Implied rights of enforcement by third parties excluded

4.1	Exclusion of implied rights

Unless the right of enforcement is expressly granted, it is not intended that a third party should have the right to enforce a provision of this Deed or of the Leases as varied by this Deed under the Contracts (Rights of Third Parties) Act 1999.

4.2	No third party consent before rescission or variation

The parties may rescind or vary this Deed and the Leases as varied by this Deed without the consent of a third party to whom an express right to enforce any of its terms has been provided.

5	Guarantor’s consent

The Guarantor consents to the Leases being varied in accordance with this Deed and confirms that its covenant contained in the Leases continues in full effect and extends to the covenants terms and conditions of the Leases as varied by this Deed.

6	Registration at Land Registry

Where either Lease is registered at Land Registry the Tenant is to:

(a)	take all steps necessary to procure that this Deed is noted at Land Registry against the Tenant’s title and against the Landlord’s registered reversionary title as soon as reasonably possible; and

(b)	give to the Landlord within ten days of completion of the application, official copy entries of the Tenant’s title.

Delivered as a deed on the date of this document.

2

Schedule

Variations to the Leases

1	Possession

1.1	A new clause 3.10.9 shall be added to the Leases as follows:

“Notwithstanding anything herein contained and preceding provisions of this clause 3.10 (Alienation) the Tenant shall be permitted to part with possession or occupation of any part or parts of the Premises in accordance with the Tenant’s use of the Premises for serviced business office accommodation by means of a licence agreement so long as such possession or occupation shall not create a relationship of landlord and tenant within the meaning of part II of the Landlord and Tenant Act 1954.

1.2	The existing clause 3.10.9 shall be renumbered clause 3.10.10.

2	TOILETS

2.1	The following wording shall be added as a new paragraph 10 of Part 2 of Schedule 1 of each Lease:

"the right to use the toilets situated in the basement floor of the Building;"

3	Tenant’s Plant Area

3.1	The following definitions shall be added to Clause 1.1 of each Lease:

““Tenant’s Plant” means air conditioning and heating plant and equipment.

“Tenant’s Plant Area” means that part of the roof of the Building shown turquoise on Drawing Number 1605 (SK) 2017 04 03 (03).””

3.2	Drawing Number 1605 (SK) 2017 04 03 (03) shall be appended to each Lease.

3.3	The following wording shall be added as a new paragraph 11 of Part 2 of Schedule 1 of each Lease:

“the exclusive right to install Tenant’s Plant as the Landlord shall approve (acting reasonably and without delay) in the Tenant’s Plant Area subject to:

(a)	there being sufficient space within the Tenant’s Plant Area for that installation;

(b)	the Tenant connecting the Tenant’s Plant via such Conducting Media as the Landlord may stipulate from time to time;

(c)	the Tenant obtaining all necessary licences, approvals, permissions and consents from all government departments, local authorities and other competent authorities and the Landlord’s insurers;

(d)	the Tenant’s Plant not damaging or penetrating the roof coverings and not overloading the structure of the Building;

(e)	the Tenant’s Plant only being used in connection with the Tenant’s own business and as ancillary to the use specified in Clause 3.13 (User);

3

(f)	the Tenant keeping the Tenant’s Plant in good and substantial repair, working condition and safe;

(g)

the Tenant complying with regulations as the Landlord may from time to time require in relation to the right contained in this paragraph 10☒ (provided that any such regulations have first been communicated to the Tenant in writing);

(h)	the Tenant removing the Tenant’s Plant which becomes redundant; and

(i)

the right for the Landlord (acting reasonably and in the interests of good estate management) to require the Tenant at the Tenant’s cost to move the Tenant’s Plant Area to another location on the roof of the Building.”

3.4	The following wording shall be added at the end of Part 2 of Schedule 1 of each Lease:

“In exercising the above rights the Tenant must not cause any damage to the Building or any interference with the rights of other tenants, undertenants or occupiers of the Building and must make good any damage caused as soon as possible to the reasonable satisfaction of the Landlord.”

4

EXECUTION PAGE

Executed as a deed by LAXTON PROPERTIES LIMITED acting by its sole corporate director SP CORPORATE SERVICES LIMITED, itself acting by:	) ) )
Authorised Signatory

being persons who, in accordance with the laws of that territory, are acting under the authority of that company	Print name

Authorised Signatory

Print name

Executed as a deed by i2 OFFICE LIMITED acting by a director in the presence of:	) ) )
Name of witness:
Director
Signature of witness:

Address:

Occupation:

Executed as a deed by O.C.S GROUP LIMITED acting by a director in the presence of:	) ) )

Name of witness:	Director

Signature of witness:

Address:

Occupation:

5

Schedule 2

Rent Deposit Deed

DATED                          2017

LAXTON PROPERTIES LIMITED

as Landlord

I2 OFFICE LIMITED

as Tenant

DEED OF RENTAL DEPOSIT

in respect of First and Second Floors of Euston House, 24 Eversholt Street, London, NW1

Berwin Leighton Paisner LLP

Adelaide House London Bridge London EC4R 9HA

Tel: +44 (0)20 3400 1000 Fax: +44 (0)20 3400 1111

Contents

Clause	Name	Page

1	Definitions and interpretation	1
2	Commencement and duration of Deposit arrangements	3
3	Charge of the Deposit Account	3
4	Landlord’s remedies	4
5	Maintenance of the Initial Deposit	4
6	Interest	4
7	Increase in yearly rent	4
8	Dealings with the reversion	5
9	Declarations	5
10	VAT	6
11	Validity	6

Schedule	Name	Page

	Deed of Variation	9

Execution Page		11

DATED                    2017

PARTIES

(1)

LAXTON PROPERTIES LIMITED (a company incorporated and registered under the laws of the British Virgin Islands with registered number 1632190) whose registered office is at PO Box 3174, Road Town, British Virgin Islands, (the “Landlord”)

(2)	I2 OFFICE LIMITED (company no 05374141) whose registered office is at 4 Tilgate Forest Business Park, Brighton Road, Crawley, RH11 9BP (the “Tenant”)

OPERATIVE PROVISIONS

1	Definitions and interpretation

1.1	In this Deed:

“Bank” means such clearing bank as the Landlord may nominate from time to time and notify to the Tenant in writing.

“Building” means Euston House, 24 Eversholt Street, London, NW1.

“Default” means any failure by the Tenant to pay (whether or not any formal demand has been made) the whole or any part of the Liabilities.

“Deposit” means the Initial Deposit and (save to the extent that Clause 6(a) and/or Clause 6(b) apply) interest accruing to the Deposit Account from time to time and any further sums deposited pursuant to any of Clause 5 (Maintenance of the Initial Deposit ), Clause 7 (Increase in yearly rent ) and Clause 10 (VAT ).

“Deposit Account” means the interest-earning deposit account to be opened by the Landlord at the Bank in the name of the Landlord on or immediately following the date of this Deed and in which the Landlord shall place the Initial Deposit.

“Deposit Balance” means the amount at any time standing to the credit of the Deposit Account.

“Initial Deposit” means £219,092, including an amount equal to VAT of £36,530.

“Landlord” means the first named party to this Deed.

“Leases” means:

(a)

a Lease of the first floor of the Building dated 14 November 2012 made between Laxton Properties Limited (1) and Learning Tree International Limited (2) and Learning Tree International Inc (3) for a term of 10 years commencing on 14 November 2012 and includes any documents supplemental to or entered into pursuant to it; and

(b)

a Lease of the second floor of the Building dated 14 November 2012 made between Laxton Properties Limited (1) and Learning Tree International Limited (2) and Learning Tree International Inc (3) for a term of 10 years commencing on 14 November 2012 and includes any documents supplemental to or entered into pursuant to it.

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“Liabilities” means the aggregate at any time of:

(a)

all rent, interest, VAT and other monies payable to or recoverable by the Landlord or in respect of which the Landlord is entitled to be indemnified by the Tenant under the Leases whether or not reserved by way of rent and whether or not formally demanded;

(b)

all proper costs, expenses, disbursements and VAT incurred by the Landlord in and incidental to making good any breach by the Tenant of the covenants on the Tenant’s part contained in the Leases or in this Deed;

(c)

all proper legal costs, expenses, disbursements and VAT (on a solicitor and own client basis) in obtaining and enforcing performance of the covenants on the part of the Tenant contained in the Leases or in obtaining possession of the Premises from the Tenant pursuant to the provisions of the Leases or judgment for forfeiture and an order for possession of the Premises;

(d)	all loss or damage suffered or incurred by the Landlord in relation to the Premises following the date of termination of the Term by forfeiture or the date of disclaimer of the Leases including:

(i)

sums equal to the rents, VAT and interest and other monies which would have been payable under the Leases if not so determined or disclaimed and whether or not demanded at their respective rates payable under the Leases immediately before such date; and

(ii)

sums equal to all other outgoings assessed on the Premises (including rates levied in respect of the Premises while they are unoccupied) together with interest on them at the rates payable under the Leases immediately before such date,

(in each case in respect of the period from such date of forfeiture or disclaimer until whichever is the earlier of the date the whole of the Premises are relet on the same or better rental terms than those applying in respect of the Leases immediately before such date and the date on which the Term would have been determined by effluxion of time); and

(iii)

all proper promotional agents, legal and other professional costs, commissions, fees and expenses incurred or payable by the Landlord in connection with any, or any attempted, reletting of the Premises;

“Premises” means the premises demised by the Leases shortly known as First and Second Floors of Euston House, 24 Eversholt Street, London, NW1.

“Release Date” means the date calculated in accordance with the Schedule.

“Tenant” means the Tenant for the time being under each Lease.

“Term” means the term of years granted by each of the Leases.

“Termination Date” means whichever is the earlier of:

(a)	the date of the expiry or sooner determination of the Term; or

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(b)	the Release Date or the date of expiration or termination of the Term (whether by effluxion of time, surrender, forfeiture or otherwise) or the date of disclaimer of the Leases.

“VAT” means value added tax or other similar tax replacing value added tax.

“Working Day” means a day (other than a Saturday or Sunday) on which the clearing banks in the City of London are open for business.

“1995 Act” means the Landlord and Tenant (Covenants) Act 1995.

1.2	Where a party consists of more than one person or body, covenants and obligations of that party shall take effect as joint and several covenants and obligations.

1.3	The Clause headings shall not in any way affect the construction of this Deed.

1.4	References to a Clause are references where the context so admits to a Clause in this Deed.

1.5	References in this Licence to the Landlord are to the person or company in whom the immediate reversion to the Leases is for the time being vested.

2	Commencement and duration of Deposit arrangements

2.1

The Tenant has on the date of this Deed paid the Initial Deposit to the Landlord who will pay the Initial Deposit (and any further sums received from the Tenant under Clause 5 (Maintenance of the Initial Deposit ), Clause 7 (Increase in yearly rent ) and Clause 10 (VAT )) into the Deposit Account.

2.2	The Deposit Account will be maintained until the later of:

(a)	the Termination Date; and

(b)	the date the Liabilities are unconditionally paid and discharged in full.

2.3

The Landlord will close the Deposit Account and release the Deposit Balance (after first applying the Deposit Balance by payment to the Landlord in satisfaction of any outstanding Liabilities not then deducted) to the Tenant as soon as reasonably practicable following the relevant date in accordance with Clause 2.2.

3	Charge of the Deposit Account

3.1	The Tenant covenants with the Landlord that all sums from time to time in the Deposit Account are and will at all times be free from any charge or encumbrance save as mentioned in Clause 3.2.

3.2

The Tenant with full title guarantee charges to the Landlord by way of fixed charge all its interest in the Deposit Account and in the Deposit Balance as security for the payment and discharge of the Liabilities.

3.3

The Tenant covenants with the Landlord that it will as soon as reasonably practicable following demand execute any document or take any action which the Landlord may specify in order to perfect the security referred to in Clause 3.2.

3.4	The security referred to in Clause 3.2 is in addition to, and shall not be merged with, or prejudice or affect or be affected by, any other security interest of the Landlord as regards the Tenant.

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4	Landlord’s remedies

4.1

Prior to the termination of the Term by forfeiture or disclaimer the Landlord is entitled at any time to withdraw from the Deposit Account an amount equivalent to the whole or any part of the Liabilities if:

(a)

the Landlord has previously given to the Tenant not less than five working days’ notice in writing of the Landlord’s intention to effect the withdrawal from the Deposit Account and the notice shall have specified a Default to which the withdrawal relates; and

(b)	the Tenant has not remedied the Default complained of by the expiration of the notice.

4.2

The Landlord may at any time after the date of termination of the Term by forfeiture or disclaimer without demand or notice withdraw from the Deposit Account an amount equivalent to the whole or part of the Liabilities.

4.3	The Tenant irrevocably instructs the Landlord to operate the Deposit Account in accordance with this Deed and to act in accordance with this Deed in the withdrawal of sums from the Deposit Account.

5	Maintenance of the Initial Deposit

The Tenant covenants that if the Landlord shall before the date of closure of the Deposit Account in accordance with Clause 2.2 withdraw any sum or sums from the Deposit Account in accordance with Clause 4 (Landlord’s remedies) then the Tenant will upon receipt of written demand being made by the Landlord pay to the Landlord an amount equal to the sum so withdrawn for the Landlord to deposit in the Deposit Account as soon as reasonably practicable.

6	Interest

The Landlord will account to the Tenant for the interest accruing upon the Deposit Balance at intervals (of not less than six months) following the date of this Deed (less tax if appropriate) save that no such account will be made:

(a)	if there is at such date any Default by the Tenant; or

(b)	if at such date the Term has been determined by forfeiture or disclaimer; or

(c)

to the extent that such payment would cause the Deposit Balance to be less than the aggregate of the Initial Deposit and any increase in the Deposit Balance then payable under Clause 5 (Maintenance of the Initial Deposit ), Clause 7 (Increase in yearly rent ) and Clause 10 (VAT ).

7	Increase in yearly rent

If the yearly rent first reserved by the Leases is increased pursuant to the rent review provisions contained in the Leases at any time prior to the Termination Date then on each such occasion the Tenant will within 10 Working Days of agreement or determination or award of the yearly rent upon review (whichever is the earlier) without demand by the Landlord pay to the Landlord such sum as shall be required to make up the Deposit Balance to three months’ worth of the increased yearly rent then payable together with a sum equivalent to the amount payable by way of VAT at the standard rate.

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8	Dealings with the reversion

8.1

Subject to compliance by the Landlord with the requirements of Clause 8.2 prior to its disposal of the immediate reversion to the Leases the personal liability of the Landlord to the Tenant for the agreements and obligations on its part contained in this Deed is to cease on its disposal.

8.2	The requirements with which the Landlord must comply for the purposes of Clause 8.1 are:

(a)	to procure that the agreements and obligations on its part contained in this Deed are enforceable by the Tenant against the Landlord’s immediate successor in title; and

(b)	to transfer the Deposit Balance to the Landlord’s immediate successor in title.

9	Declarations

9.1	The liability of the Tenant or of any guarantor pursuant to the Leases from time to time is not limited to the Deposit Balance.

9.2	The rights of the Landlord under this Deed are additional to the rights of the Landlord pursuant to the Leases.

9.3

The proviso for re-entry contained in the Leases is exercisable as well upon any breach of any covenant or obligation contained in this Deed as on the happening of any of the events mentioned in the Leases.

9.4	This Deed is collateral to the Leases and:

(a)	the obligations of the Tenant in this Deed are tenant covenants for the purposes of the Leases and annexed to and incidental to the whole and each part of the Premises; and

(b)	the obligations of the Landlord in this Deed are personal obligations of the Landlord.

9.5	To the extent that by virtue of the terms of this Deed the Landlord is subject to fiduciary duties as a trustee:

(a)	the Duty of Care under Section 1 and Schedule 1 Trustee Act 2000 shall not apply;

(b)

the Landlord is not obliged to invest the Deposit Balance nor to secure any particular rate of interest upon the Deposit Balance and is entitled to open the Deposit Account at the Bank and shall not be liable for any loss to the Deposit Balance or the income of it, arising from it doing so.

9.6	The Landlord is not to be liable for any loss to the Deposit Balance or any loss of interest upon the Deposit Balance arising from:

(a)	any delay or failure on the part of the Bank or any third party in receiving or executing any instructions by or on behalf of the Landlord to the Bank;

(b)	any fraud, negligence, default or other act or omission on the part of the Bank or any third party;

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(c)	the insolvency, winding up, administration or re-organisation relating to the Bank;

(d)

any other act or default save for the wilful misconduct or fraud of the Landlord or its respective members, partners, directors, employees, representatives or agents (as the case may be) for the time being.

10	VAT

If at any time:

(a)	VAT shall (for any reason) commence to be chargeable on any of the rents payable under the Leases;

(b)	the standard rate of VAT chargeable on any of the rents payable under the Leases shall (for any reason) increase,

then the Tenant within 10 working days of demand is to pay to the Landlord a sum equivalent to the amount payable by way of VAT at the standard rate upon 3 months of the yearly rent payable from time to time under the Leases or a sum equivalent to the increase in the standard rate of VAT then chargeable on 3 months of the yearly rent payable from time to time under the Leases, as the case may be, which shall then be paid by the Landlord into the Deposit Account and form part of the Deposit.

11	Validity

Each provision of this Deed is severable and distinct from every other provision and the unenforceability for whatever reason of any provision shall not affect the enforceability of any of the others.

Delivered as a deed on the date of this document.

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Schedule

Release Date

1	Definitions

“Accounting Period” means the period in respect of which accounts are required to be drawn up for the Tenant which, for the purposes of this Deed, is not to be less than 12 months and not to be greater than 15 months in relation to each Accounting Period.

“Calculation Date” means the last day of the final Accounting Period in respect of the Tenant’s Accounts provided under paragraph 2.1.

“Rental Figure” means the yearly rent reserved by the Leases at the rate as at the Calculation Date, subject to adjustment in accordance with paragraph 2.2, and an amount equal to VAT payable on that yearly rent.

“Tenant’s Accounts” means audited accounts of the Tenant, including a profit and loss account and balance sheet, drawn up in respect of an Accounting Period and:

(a)	in respect of a Tenant incorporated or resident in the United Kingdom:

(i)	audited by an independent accountant duly registered as an auditor qualified to audit company accounts;

(ii)	prepared in accordance with accepted accounting principles in the United Kingdom, all applicable Statements of Standard Accounting Practice and financial reporting standards; and

(iii)	in respect of a Tenant who is a company, prepared in accordance with the provisions of the Companies Act 2006; and

(b)	in respect of a Tenant who is not incorporated or resident in the United Kingdom:

(i)

audited by reputable accountants qualified to act as auditors in the country of incorporation or residence of the Tenant who have certified them to provide a true and fair view of the matters to which they relate;

(ii)	prepared in accordance with accepted accounting principles and statutory requirements applicable in that country; and

(iii)	that the Landlord, acting reasonably, accepts have been prepared and audited to standards reasonably comparable with those applying in the United Kingdom.

“Tenant’s Profits” means in relation to each Accounting Period the net trading profit of the Tenant arising from the Tenant’s normal trading activities as disclosed by the Tenant’s Accounts for that Accounting Period:

(a)	excluding any profit from the sale of fixed assets, investments and other extraordinary items; and

(b)	excluding any consolidated profits and losses from subsidiary companies;

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(c)	after deducting depreciation, interest charges and all other expenses and charges.

2	Release Date

2.1	Subject to paragraph 2.2, the Release Date will be the date 10 Working Days after the Tenant provides to the Landlord copies of the Tenant’s Accounts:

(a)	for any Accounting Period;

(b)	with the date on which the final set of Tenant’s Accounts were audited being not more than three months before the date on which the Tenant provides the Tenant’s Accounts to the Landlord; and

(c)	disclosing Tenant’s Profits for the Accounting Period equal to or greater than £2,000,000.

2.2

If there is a current rent review under either of the Leases that has not been agreed or determined in accordance with the terms of the relevant Lease at the date on which the Tenant provides the Tenant’s Accounts under paragraph 2.1:

(a)	the Release Date will be one month after that rent review has been agreed or determined; and

(b)	the Rental Figure will be calculated by reference to the yearly rent agreed or determined as the reviewed rent in accordance with the terms of that rent review.

2.3

This paragraph 2 (Release Date ) will cease to apply in the case of an event of insolvency (as defined in the Leases) and the definition of “Termination Date” will be read as if the reference to “Release Date” was not included in the definition.

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EXECUTION PAGE

Executed as a deed by LAXTON PROPERTIES LIMITED acting by its sole corporate director SP CORPORATE SERVICES LIMITED, itself acting by:	) ) )
Authorised Signatory

being persons who, in accordance with the laws of that territory, are acting under the authority of that company	Print name

Authorised Signatory

Print name

Executed as a deed by I2 OFFICE LIMITED acting by a director in the presence:	) ) )

Name of witness:	Director

Signature of witness:

Address:

Occupation:

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EXECUTION PAGE

Executed as a deed by LAXTON PROPERTIES LIMITED acting by its sole corporate director SP CORPORATE SERVICES LIMITED, itself acting by:	) ) /s/ N. MARAIS )

Authorised Signatory N. MARAIS

being persons who, in accordance with the laws of that territory, are acting under the authority of that company	Print name
/s/ C. EC VAN VLIET Authorised Signatory C.EC VAN VLIET

Print name

Executed as a deed by LEARNING TREE INTERNATIONAL LIMITED acting by a director in the presence of:	) ) /s/ SEAN CRAIG )

Name of witness: D.ORLEDGE	Director SEAN CRAIG

Signature of witness: /s/ D. ORLEDGE

Address: Leatherhead House, Station Road, Leatherhead, Surrey KT22 7FG

Occupation: DIRECTOR OF COURSE OPERATIONS

Executed as a deed by I2 OFFICE LIMITED acting by a director in the presence of:	) ) /s/ ANDREW BLURTON )

Name of witness: MO JIWAJI	Director ANDREW BLURTON

Signature of witness: /s/ MO JIWAJI

Address: 1 Royal Exchange London EC3V 3LL

Occupation: COMMERCIAL DIRECTOR

Executed as a deed by LEARNING TREE INTERNATIONAL INC a company incorporated in the State of Delaware USA by:	) ) /s/ DAVID ASAI )

Authorised Signatory

Being a person who, in accordance with the laws of that territory, is acting under the authority of that company	Print name DAVID ASAI
CHIEF FINANCIAL OFFICER

Executed as a deed by O.C.S. GROUP LIMITED acting by a director in the presence of:	) ) /s/ J HUNTER )

Name of witness: M FARRAUD	Director J HUNTER

Signature of witness: /s/ M FARRAUD

Address: 1 Royal Exchange London EC3V 3LL

Occupation:

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